Exhibit 10.9

FIRST AMENDMENT TO THE AGREEMENT FOR CONDITIONAL TERMINATION OF THE PARTNERSHIP AGREEMENT

(Repayment Arrangements for Capital Contribution)

This First Amendment to the Agreement for Conditional Termination of the Partnership Agreement (this “Amendment”) is entered into as of August 10, 2026 (the “Effective Date”), by and between the following parties:

Party A (General Partner): Shanghai Kesheng Investment Management Co., Ltd.

Unified Social Credit Code:

Address:

Party B (Limited Partner): Naiside (Shenzhen) International Trading Co., Ltd.

Unified Social Credit Code:

Address:

RECITALS

A. Party A and Party B entered into an Agreement for Conditional Termination of the Partnership Agreement (the “Original Agreement”), pursuant to which the parties agreed to terminate the Shanghai Kesheng Investment Management Co., Ltd. Partnership Agreement dated January 6, 2026 and Party A agreed to return to Party B the capital contribution previously paid by Party B in the amount of RMB 280,000,000 (Renminbi Two Hundred Eighty Million).

B. The parties now wish to further clarify and amend the repayment arrangements, overdue interest, default liability and related matters under the Original Agreement.

C. Accordingly, the parties agree to amend the Original Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Amendment and Restatement of Article 3 of the Original Agreement.

Article 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Article 3.

Repayment of Capital Contribution

3.1 The parties confirm that Party B paid to Party A on January 29, 2026 a capital contribution in the aggregate amount of RMB 280,000,000 (Renminbi Two Hundred Eighty Million).

3.2 Party A shall, on or before December 31, 2026 (inclusive), repay to Party B in one lump sum the full principal amount of RMB 280,000,000, without deduction of any handling fee, service fee, management fee or any other charge or expense.

3.3 Party A shall make payment to the following bank account designated by Party B:

Account Name: Naiside (Shenzhen) International Trading Co., Ltd.

Bank:

Account Number:

3.4 Party A’s repayment obligation shall be deemed fully discharged only upon receipt of the full amount of the repayment in immediately available funds in Party B’s designated account.

3.5 If Party A fails to repay the full amount of the capital contribution by 11:59 p.m. on December 31, 2026, such failure shall constitute an overdue repayment.

3.6 In the event of an overdue repayment, Party A shall pay Party B Overdue Interest for the use of the outstanding funds at the rate of five percent (5%) per annum, calculated on a simple interest basis according to the actual number of overdue days.

3.7 Such interest shall accrue commencing on December 31, 2026, and shall continue until the date on which Party A has paid in full the outstanding principal together with all accrued interest to the bank account designated by Party B.

3.8 The overdue interest shall be calculated in accordance with the following formula:

Overdue Interest = Outstanding Principal × 5% × Actual Number of Overdue Days ÷ 365

3.9 In addition to the Overdue Interest payable pursuant to this Article 3, Party A shall reimburse Party B for all costs and expenses reasonably incurred by Party B in enforcing its rights, including, without limitation, litigation fees, arbitration fees, attorneys’ fees, preservation fees, and reasonable travel expenses.

3.10 Party A’s failure to repay the outstanding principal when due shall constitute a material breach of this Amendment and the Original Agreement. Upon such breach, Party B shall be entitled to pursue all available legal remedies to recover the outstanding principal, accrued Overdue Interest, and all related enforcement costs.

2. Amendment to Article 4.2 of the Original Agreement

Article 4.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Except for the rights and obligations that remain effective or are yet to be performed under the Original Agreement and this Amendment, the Parties acknowledge that there are no other outstanding disputes arising out of or in connection with the performance or termination of the Shanghai Kesheng Investment Management Co., Ltd. Partnership Agreement.”

3. Confidentiality

The confidentiality obligations set forth in Article 5 of the Original Agreement shall remain in full force and effect and shall apply to this Amendment, including, without limitation, the repayment arrangements, overdue interest provisions, default liability, and all other matters contemplated hereby.

4. Dispute Resolution

Any dispute arising out of or in connection with this Amendment shall be resolved in accordance with the dispute resolution provisions set forth in Article 6 of the Original Agreement.

5. Miscellaneous

5.1 This Amendment constitutes the final supplemental agreement between the Parties with respect to the matters addressed herein and supersedes all prior oral and written communications, negotiations, understandings, and agreements between the Parties relating to the subject matter of this Amendment.

5.2 This Amendment shall become effective upon execution by the legal representatives or duly authorized representatives of both Parties and the affixing of their respective company seals.

5.3 This Amendment is executed in four (4) originals, with each Party retaining two (2) originals, each of which shall have equal legal effect.

5.4 Any matter not expressly provided for in this Amendment may be resolved through further consultation between the Parties. Any supplemental agreement executed in writing by the Parties shall have the same legal force and effect as this Amendment.

(Signature Page Follows)

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Effective Date.

PARTY A (Company Seal): Shanghai Kesheng Investment Management Co., Ltd.

Legal Representative / Authorized Representative:	/s/ Company Stamp

Date: August 10, 2026

PARTY B (Company Seal): Naiside (Shenzhen) International Trading Co., Ltd.

Legal Representative / Authorized Representative:	/s/ Company Stamp

Date: August 10, 2026